Exhibit 10.3
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                           WAIVER OF CERTAIN PAYMENTS


     WHEREAS, Tommy Hilfiger U.S.A., Inc. ("THUSA") and I are parties to the Amended and Restated Hilfiger Employment Agreement dated as of June 30, 1992 (the "Employment Agreement"); and

     WHEREAS, Sections 4(a) and 4(c) of the Employment Agreement provide for certain compensation based in whole or in part upon "Net Sales" as defined in the Employment Agreement (the "Compensation"); and

     WHEREAS, Tommy Hilfiger Corporation, a British Virgin Islands corporation and the parent of THUSA ("Parent"), Tommy Hilfiger (Eastern Hemisphere) Limited, a British Virgin Islands corporation and a wholly owned subsidiary of Parent, and TH Europe Holdings Limited, a British Virgin Islands corporation, have entered into a Stock Purchase Agreement dated as of June 29, 2001 (the "Stock Purchase Agreement"), pursuant to which T.H. International N.V., a corporation organized under the laws of the Netherlands Antilles (the "European Company") will become an indirect wholly-owned subsidiary of Parent (the "Acquisition"); and

     WHEREAS, for the avoidance of doubt, I have agreed with THUSA that "Net Sales" for purposes of the Employment Agreement shall not take into account any amounts invoiced in respect of goods shipped by or on behalf of the European Company or its subsidiaries or returns, allowances, bad debts or trade discounts in respect thereof (the "European Sales");

     NOW, THEREFORE, in consideration of THUSA's payment to me of $1.00 and other good and valuable consideration:

     1. I do hereby agree that European Sales shall not be taken into account in computing "Net Sales" under the Employment Agreement.

     2. This waiver shall be construed and governed in all respects under the laws of the State of New York.

     3. Notwithstanding any of the foregoing provisions of this waiver, this waiver shall terminate and be null and void AB INITIO immediately upon the termination of the Stock Purchase Agreement before consummation of the Acquisition.



                                    /s/ Thomas J. Hilfiger
                                    ----------------------------
                                    Thomas J. Hilfiger
                                    Date:  June 29, 2001


ACCEPTED AND AGREED:

TOMMY HILFIGER USA, INC.


By: /s/ Joel H. Newman
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    Name:  Joel H. Newman
    Title: President - Finance and Administration